UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2019

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 665-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 10, 2019, the Board of Directors (the “Board”) of Armata Pharmaceuticals, Inc. (the “Company”) appointed Todd C. Peterson, Ph.D., 61, to serve as a Class II director. Prior to his appointment, the Company increased the size of its Board from seven to eight members. Dr. Peterson was not appointed to serve on a committee of the Board, although it is anticipated that he may be appointed to one or more Board committees at a later date.

In connection with his appointment, Dr. Peterson entered into a standard director appointment letter with the Company, setting forth, among other things, such director’s duties as a member of the Board and compensation arrangements, a form of which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 10.4 to the Company’s Form 8-K filed on May 10, 2019. Like other non-employee directors, Dr. Peterson will be entitled to receive an annual cash retainer of $40,000 for service on the Board. The Company also intends to enter into an indemnity agreement with Dr. Peterson, a form of which was previously filed with the SEC as Exhibit 99.2 to the Company’s Form 8-K filed on January 19, 2016.

In addition, Dr. Peterson will be eligible to receive equity awards in amounts to be determined by the Board pursuant to the Company’s 2016 Stock Incentive Plan, as amended (the “Plan”). A copy of the Plan was previously filed with the SEC as Exhibit 99.1 to the Company’s Form S-8 filed on June 10, 2019. Dr. Peterson will receive an option award in connection with his appointment to purchase 27,383 shares of the Company’s common stock at an exercise price equal to the fair market value of the shares of the Company’s common stock on October 10, 2019, the date of grant. The award will vest in two equal installments on each of October 10, 2020 and 2021. The award will be governed by the form of Stock Option Grant Notice and Option Agreement previously filed with the SEC on the Company’s Form 10-Q filed on August 14, 2019.

There is no arrangement or understanding between Dr. Peterson and any other person pursuant to which he was selected as a director of the Company and there are no family relationships between Dr. Peterson and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Peterson has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On October 10, 2019 the Company issued a press release announcing Dr. Peterson’s appointment to the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2019	Armata Pharmaceuticals, Inc.

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer